Exhibit 5.1

Hogan Lovells US LLP 3 Embarcadero Center Suite 1500 San Francisco, CA 94111 T +1 415 374 2300 F +1 415 374 2499 www.hoganlovells.com

August 6, 2019

Board of Directors

VIVUS, Inc.

900 E. Hamilton Avenue, Suite 550

Campbell, CA 95008

Ladies and Gentlemen:

We are acting as counsel to VIVUS, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) relating to the proposed offering of (i) up to 600,000 newly issued shares of the common stock, par value $0.001 per share (the “Common Stock”) of the Company (the “Shares”), all of which shares are issuable pursuant to the VIVUS, Inc. 2018 Equity Incentive Plan (the “Equity Incentive Plan”) and (ii) up to 400,000 Shares, all of which shares are issuable pursuant to the VIVUS, Inc. 1994 Employee Stock Purchase Plan (the “Stock Purchase Plan”) (together, with the Equity Incentive Plan, the “Plans”).  This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed.  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs).  As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on.  This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other statutes, rules or regulations.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) issuance of the Shares pursuant to the terms of the Plans, and (iii) receipt by the Company of the consideration for the Shares specified in the applicable resolutions of the Board of Directors and in the Plans, the Shares will be validly issued, fully paid, and nonassessable.

This opinion letter has been prepared for use in connection with the Registration Statement.  We assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement.

Hogan Lovells US LLP is a limited liability partnership registered in the District of Columbia.  “Hogan Lovells” is an international legal practice that includes Hogan Lovells US LLP and Hogan Lovells International LLP, with offices in:  Alicante   Amsterdam   Baltimore   Beijing   Birmingham   Boston   Brussels   Colorado Springs   Denver   Dubai   Dusseldorf   Frankfurt Hamburg   Hanoi   Ho Chi Minh City   Hong Kong   Houston   Johannesburg   London   Los  Angeles   Luxembourg  Madrid   Mexico City   Miami   Milan   Minneapolis Monterrey   Moscow   Munich  New York   Northern  Virginia   Paris  Perth   Philadelphia   Rome  San Francisco   Săo Paulo   Shanghai   Silicon Valley   Singapore  Sydney   Tokyo   Warsaw  Washington DC   Associated offices: Budapest   Jakarta   Shanghai FTZ  Ulaanbaatar   Zagreb.  Business Service Centers:  Johannesburg Louisville.  For more information see www.hoganlovells.com

Board of Directors of VIVUS, Inc.	- 2 -	August 6, 2019

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.  In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ HOGAN LOVELLS US LLP

HOGAN LOVELLS US LLP